Exhibit 99.1
CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—May 8, 2007—Medicis (NYSE:MRX) today announced revenue for the three months ended March 31, 2007 of approximately $95.1 million, compared to approximately $75.2 million for the three months ended March 31, 2006. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the three months ended March 31, 2007 was approximately $9.3 million, or approximately $0.15 per diluted share, compared to GAAP net loss of approximately $88.5 million, or approximately $1.63 per diluted share for the three months ended March 31, 2006. This compares to the Company’s published guidance of approximately $95 million in revenue and approximately $0.12 in earnings per diluted share for the three months ended March 31, 2007. Diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP.
Non-GAAP earnings per diluted share for the three months ended March 31, 2007, adjusted only for FAS 123R share-based compensation expense, was approximately $0.20 per diluted share. This compares to the Company’s published guidance of approximately $0.18 in non-GAAP earnings per diluted share for the three months ended March 31, 2007. FAS 123R share-based compensation expense was approximately $5.5 million for the three months ended March 31, 2007, or approximately $3.6 million after taxes, and approximately $0.05 per diluted share.
“We are pleased to begin the year with a strong first quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “In mid-January, we launched ZIANA™ to physicians. The early results from this first ever combination clindamycin and tretinoin acne treatment have been very encouraging. We are delighted by the U.S. Food and Drug Administration’s (FDA) approval of PERLANE® and look forward to the impact it will have on the aesthetic franchise’s performance in future quarters. As always, we are focused on vigorously protecting our primary brands with even stronger intellectual property rights. We continue final development of RELOXIN® with the goal of filing with the FDA before the year’s end.”
Medicis provides non-GAAP financial information which has been adjusted for share-based compensation. Balances adjusted for share-based compensation are referred to as “non-GAAP.” Further discussion of the non-GAAP financial information, as well as a reconciliation of the non-GAAP financial results and Medicis’ GAAP financial results can be found below.

For the three months ended March 31, 2007, revenue increased approximately $20.0 million to approximately $95.1 million, compared to approximately $75.2 million for the three months ended March 31, 2006. The approximately 27% year over year increase in revenue for the three months ended March 31, 2007 was primarily due to the successful launches of SOLODYN® and ZIANA™.
Acne Products
Medicis recorded revenue of approximately $45.9 million associated with its acne products in the three months ended March 31, 2007. The approximately $31.9 million increase in acne product revenue, an increase of approximately 228% from the three months ended March 31, 2006, is primarily due to the prescriptions associated with SOLODYN® and ZIANA™ in the first quarter of 2007, partially offset by decreases in sales of DYNACIN®, PLEXION® and TRIAZ® products due to competitive pressures, including generic competition. Medicis’ acne products include primarily DYNACIN®, PLEXION®, SOLODYN®, TRIAZ® and ZIANA™.
Non-Acne Products
Medicis recorded revenue of approximately $40.6 million associated with its non-acne products in the three months ended March 31, 2007. This represents an approximately $9.9 million decrease compared to the three months ended March 31, 2006 and an approximately $14.6 million increase sequentially from the quarter ended December 31, 2006. The LOPROX®, RESTYLANE® and VANOS™ brands achieved the Company’s internal expectations in the face of competitive pressure. Medicis’ non-acne products include primarily LOPROX®, RESTYLANE® and VANOS™.
Other Non-Dermatological Products
Medicis recorded revenue of approximately $8.5 million associated with its other non-dermatological products during the three months ended March 31, 2007. Medicis’ other non-dermatological products include primarily AMMONUL®, BUPHENYL® and contract revenue.
Other Income Statement Items
Gross profit margins for the three months ended March 31, 2007 increased approximately 5.2 percentage points to approximately 89.0%, compared to approximately 83.8% for the three months ended March 31, 2006. The increase in gross profit margins was primarily attributable to the change in product mix towards the higher gross profit margin products such as SOLODYN®.
GAAP selling, general and administrative (SG&A) expenses for the three months ended March 31, 2007 were approximately $62.3 million, or approximately 65.5% of net revenues, compared to approximately $51.2 million, or approximately 68.2% of net revenues, for the three months ended March 31, 2006. The increase in SG&A as compared to the same period last year was primarily due to personnel costs associated with the aesthetic sales force expansion and annual salary increases, promotional programs for RESTYLANE®, promotional spending behind the launches of SOLODYN® and ZIANA™, and costs related to the development and implementation of our new ERP system. Approximately $5.4 million was recorded in SG&A related to FAS 123R share-based compensation expense for the three months ended March 31, 2007.
GAAP research and development (R&D) expenses for the three months ended March 31, 2007 were approximately $8.0 million, or approximately 8.4% of net revenues, compared to approximately $97.2 million, or approximately 129.4% of net revenues, for the same period last year. For the three months ended March 31, 2006, R&D expenses included an approximately $90.5 million special charge associated with the RELOXIN® transaction. R&D expenses for the three months ended March 31, 2007 consisted primarily of ongoing expenses related to RELOXIN®. Approximately $0.1 million was recorded in R&D related to FAS 123R share-based compensation expense for the three months ended March 31, 2007.
SOLODYN® Intellectual Property
Medicis continues to enhance the intellectual property associated with its SOLODYN® brand. To date, the Company has identified at least one issued patent having one or more claims that cover our SOLODYN® tablets (U.S. Patent No. 5,908,838). We have been actively pursuing additional patent applications directed to our SOLODYN® products. Over the last two years, eight patent applications (two international filings and six U.S. filings) have been filed. One of our U.S. filings is publicly available at http://portal.uspto.gov/external/portal/pair (application number 11/166,817), and one of our international filings is publicly available at http://www.wipo.int/pctdb/en/search-adv.jsp (publication number WO/2007/001961).
2007 Guidance Update
Based upon information available currently to the Company, the Company’s financial guidance is as follows:
Calendar 2007
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar Year
	Quarter	Quarter	Quarter	Quarter	End 2007
	(3/31/07)	(6/30/07)	(9/30/07)	(12/31/07)	Estimated
	Actual	Estimated	Estimated	Estimated

Revenue Objective	$95	$107	$120	$130	$452

Non-GAAP diluted earnings per share objectives (a)	$0.20	$0.30	$0.38	$0.48	$1.36

	First	Second	Third	Fourth	Calendar Year
	Quarter	Quarter	Quarter	Quarter	End 2007
	(3/31/07)	(6/30/07)	(9/30/07)	(12/31/07)	Estimated
	Actual	Estimated	Estimated	Estimated

FAS 123R share-based compensation expense	($0.05)	($0.05)	($0.05)	($0.05)	($0.20)

GAAP diluted earnings per share objectives	$0.15	$0.25	$0.33	$0.43	$1.16

(a)	Excludes special charges associated with FAS 123R share-based compensation expense and R&D development milestone or contract payments
The earnings per share estimates above include amortization associated with the approximately $29.1 million payment due to Q-Med as a result of the FDA approval of PERLANE® in May 2007, estimated R&D expenses associated with the RELOXIN® project, anticipated promotional spending for RESTYLANE®, estimated launch costs associated with ZIANA™ and PERLANE®, and the anticipated costs associated with the aesthetics sales force expansion.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company.
“If-Converted” Net Income and Diluted Earnings Per Share
“If-converted” net income and diluted earnings per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP regardless of whether the outstanding Old Notes and New Notes meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
To the extent that the Company has provided non-GAAP financial information in this press release, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for R&D, FAS 123R share-based compensation expense, the impairment of long-lived assets, and litigation reserves that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, SYNALAR® (fluocinolone acetonide), and ZIANA™ (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	Medicis’ future prospects;
•	revenue, expense, tax rate and earnings guidance;
•	information regarding business development activities and future regulatory approval of the Company’s products;
•	the successful launches and growth of PERLANE®, SOLODYN® and ZIANA™;
•	the patentability of certain intellectual property;
•	the future expansion of the aesthetics market; and
•	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE® franchise.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for Medicis’ products;
•	the availability of product supply or changes in the costs of raw materials;
•	the receipt of required regulatory approvals;
•	product liability claims;
•	the introduction of federal and/or state regulations relating to the Company’s business;
•	dependence on sales of key products;
•	changes in the treatment practices of physicians that currently prescribe the Medicis’ products;
•	the uncertainty of future financial results and fluctuations in operating results;
•	dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties);
•	changes in reimbursement policies of health plans and other health insurers;
•	the timing and success of new product development by Medicis or third parties;
•	the inability to secure patent protection from filed patent applications, inadequate protection of Medicis’ intellectual property or challenges to the validity or enforceability of the Medicis’ proprietary rights;
•	the risk of competitive product introductions, including the introduction of generic and branded competitive products;
•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in Medicis’ filings with the Securities and Exchange Commission.
Forward-looking statements represent the judgment of Medicis’ management as of the date of this release and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of Medicis’ prescription product is available by contacting the Company. OMNICEF® is a trademark of Fujisawa Pharmaceutical Co. Ltd. and is used under a license from Abbott Laboratories, Inc. On April 1, 2005, Fujisawa Pharmaceutical Co. Ltd. merged with Yamanouchi Pharmaceutical Co. Ltd., creating Astelles Pharma, Inc. RESTYLANE® and PERLANE® are registered trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.

Medicis
Summary Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2007	2006
Product revenues	$92,371	$71,087
Contract revenues	2,743	4,071

Total revenues	95,114	75,158
Cost of revenues	10,497	12,179

Gross profit	84,617	62,979
Operating expenses:
Selling, general and administrative	62,260	51,223 (a)
Research and development	8,006	97,218 (b)
Depreciation and amortization	5,455	5,856

Total operating expenses	75,721	154,297

Operating income (loss)	8,896	(91,318)
Interest income, net	(6,349)	(4,362)
Income tax expense	5,957	1,587

Net income (loss)	$9,288	$(88,543)

Basic net income (loss) per common share	$0.17	$(1.63)
Diluted net income (loss) per common share	$0.15	$(1.63)
Shares used in basic net income (loss) per common share	55,626	54,356
Shares used in diluted net income (loss) per common share	71,720	54,356
Cash flow from (used in) operations	$25,754	$(111,521)
(a)	Selling, general and administrative expense for the three months ended March 31, 2006 includes $6.6 million of compensation expense related to stock options and restricted stock, $6.0 million related to a loss contingency for a legal matter, $1.8 million related to a settlement of a dispute related to the Company’s merger with Ascent, and $0.5 million related to the Company’s development and distribution agreement with Ipsen for the development of RELOXIN®.
(b)	Research and development expense for the three months ended March 31, 2006 includes $90.5 million related to the Company’s development and distribution agreement with Ipsen for the development of RELOXIN® and $0.5 million of compensation expense related to stock options and restricted stock.

	Three months ended
	March 31, 2007
	Dollar Value		EPS Impact
GAAP net income and basic EPS	$9,288		$0.17

Interest expense and associated bond offering costs (tax-effected)	$1,674	(a)

GAAP “if-converted” net income and diluted EPS	$10,962		$0.15
Non-GAAP adjustments:
FAS 123R share-based compensation expense:
Selling, general and administrative	5,377		0.08
Research and development	138		0.00
Income tax effects	(1,870)		(0.03)

Non-GAAP “if-converted” net income and diluted EPS	$14,607		$0.20

			2007

Shares used in basic net income per common share			55,626
Shares used in diluted net income per common share			71,720
(a)	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $1.7 million are added back to GAAP net income for the three months ended March 31, 2007.

     The following table represents a reconciliation of GAAP selling, general and administrative expenses to non-GAAP selling, general and administrative expenses. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	March 31,
	2007	2006
GAAP selling, general and administrative	$62,260	$51,223
FAS 123R share-based compensation expense	(5,377)	(6,647)
Contingency related to a legal matter	—	(6,000)
Settlement of dispute related to Ascent merger	—	(1,833)
Professional fees related to development agreement with Ipsen	—	(477)

Non-GAAP selling, general and administrative expenses	$56,883	$36,266

     The following table represents a reconciliation of GAAP research and development expenses to non-GAAP research and development expenses. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	March 31,
	2007	2006
GAAP research and development expenses	$8,006	$97,218
Milestone and development costs related to development agreement with Ipsen for the development of RELOXIN®	—	(90,473)
FAS 123R share-based compensation expense	(138)	(534)

Non-GAAP research and development expenses	$7,868	$6,211

Medicis Pharmaceutical Corporation
Balance Sheets

	March 31,	December 31,
	2007	2006
Assets
Cash, cash equivalents & short-term investments	$644,464	$554,261
Accounts receivable, net	17,997	36,370
Inventory, net	30,842	27,016
Other current assets	43,707	39,037

Total current assets	737,010	656,684
Property & equipment, net	7,467	6,576
Intangible assets, net	227,888	232,314
Deferred tax asset	36,474	41,241
Long-term investments	73,558	130,290
Other assets	1,645	2,181

Total assets	$1,084,042	$1,069,286

Liabilities and stockholders’ equity
Current liabilities	$97,852	$106,662
Contingent convertible senior notes 2.5%, due 2032	169,150	169,155
Contingent convertible senior notes 1.5%, due 2033	283,910	283,910
Stockholders’ equity	533,130	509,559

Total liabilities and stockholders’ equity	$1,084,042	$1,069,286

Working capital	$639,158	$550,022

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